UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-720-3700

Former Name/Address

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition

On March 8, 2013, Foot Locker, Inc. (the “Company”) issued a press release announcing its operating results for the fourth quarter and full-year 2012. The press release includes a non-GAAP financial measure of fourth quarter and full-year 2012 net income before the write-down of certain tangible and intangible assets related to its CCS business, one-time tax benefits in 2012, and the results from the 53rd week included in the 2012 fiscal year. The release also includes a non-GAAP financial measure of fourth quarter and full-year 2011 net income before the write-down of certain intangible assets. The Company believes these non-GAAP financial measures provide useful information to investors because they allow for a more direct comparison of the Company’s performance for the fourth quarter and full-year 2012 to the Company’s performance in the comparable prior-year periods. The non-GAAP financial measures are provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. A reconciliation to GAAP is provided in the Condensed Consolidated Statements of Operations. A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

The Company is hosting a conference call on March 8, 2013 to discuss its fourth quarter and full-year 2012 financial results, provide its current outlook for 2013, comment on the status of its current initiatives, and discuss trends in its business and the athletic industry. A non-GAAP to GAAP reconciliation schedule for the non-GAAP measures referred to in the Company’s prepared conference call remarks is attached as Exhibit 99.2. The Company believes these non-GAAP financial measures provide useful information to investors in evaluating the Company’s performance relative to its long-term financial objectives and allows for a more direct comparison of the Company’s performance for 2012 as compared with prior years.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of Foot Locker, Inc. dated March 8, 2013 reporting operating results for the fourth quarter and full-year 2012

99.2	Reconciliation of Non-GAAP Measures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: March 8, 2013	By:	/s/ Lauren B. Peters
Executive Vice President and Chief Financial Officer